SUB-ITEM 77Q3

TAX-FREE CASH RESERVE PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 3/31/2008
FILE NUMBER 811-2731
SERIES NO.: 1


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Institutional Class                                         $ 90,092
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Private Investment Class                                     $ 5,908
       Personal Investment Class                                      $ 955
       Cash Management Class                                       $ 16,535
       Reserve Class                                                  $ 393
       Resource Class                                               $ 8,335
       Corporate Class                                              $ 5,827

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Institutional Class                                          $0.0323
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Private Investment Class                                     $0.0298
       Personal Investment Class                                    $0.0268
       Cash Management Class                                        $0.0315
       Reserve Class                                                $0.0236
       Resource Class                                               $0.0307
       Corporate Class                                              $0.0320

74U. 1 Number of shares outstanding (000's Omitted)
       Institutional Class                                        3,256,556
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted) Private
       Investment Class 249,351 Personal Investment Class
       34,461 Cash Management Class 789,774 Reserve Class
       60,786 Resource Class 242,368 Corporate Class 146,693

74V. 1 Net asset value per share (to nearest cent)
       Institutional Class                                            $1.00
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Private Investment Class                                       $1.00
       Personal Investment Class                                      $1.00
       Cash Management Class                                          $1.00
       Reserve Class                                                  $1.00
       Resource Class                                                 $1.00
       Corporate Class                                                $1.00